OKIN, HOLLANDER & DeLUCA, LLP
One Parker Plaza
Fort Lee, New Jersey 07024
Counsel to Debtors

GIBBONS, DEL DEO, DOLAN,
GRIFFINGER & VECCHIONE
A Professional Corporation
One Riverfront Plaza
Newark, New Jersey 07102-5497
(973) 596-4500
PD 9779
Special Counsel to Debtors

KASOWITZ, BENSON, TORRES
& FRIEDMAN, LLP
1301 Avenue of Americas
New York, New York  10019
Counsel to New World Coffee & Bagels Inc.


                         UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF NEW JERSEY


--------------------------------------
IN RE:                                |   CHAPTER 11
                                      |
MANHATTAN BAGEL COMPANY, INC.,        |   Case No.  97-53360
and I. & J. BAGEL, INC.,              |             97-55054
                                      |
                           Debtors.   |
--------------------------------------


              MODIFICATION TO DEBTORS' FIRST AMENDED JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

     Manhattan Bagel Company ("MBC") and I & J Bagels, Inc. ("I & J") (sometimes collectively "Debtors" and individually each a "Debtor") and New World Coffee & Bagels, Inc. ("NWC") (together with MBC and I & J sometimes collectively
"Proponents") hereby propose the following Modification to the First Amended Joint Plan of Reorganization pursuant to section 1121(a) of the Bankruptcy Code.

                                    ARTICLE 1

                                   DEFINITIONS

     As used in the Plan, the following terms shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural, and the masculine, feminine and neuter forms of the terms defined).

     Acquisition Agreement means the agreement between Debtors and New World Coffee and Bagels, Inc. ("NWC") pursuant to which NWC shall purchase 100 shares, representing one hundred percent (100%) of the New Common Stock of MBC, which shall occur only after MBC has acquired the New Common Stock of I & J.

     Administrative Expense Claim means a Claim for payment of any costs or expenses of administration of the Case incurred after the commencement of the Case allowable under section 503(b) or 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary expenses of preserving the estates of the Debtors; (b) the actual and necessary expenses of operating the business of the Debtor (such as wages, salaries or commissions for services rendered); (c) indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of its business, the acquisition or lease of property, or the rendition of services to the Debtors; (d) allowances of compensation for legal and other services and reimbursement of expenses awarded pursuant to sections 330(a), 331 and 503(b) of the Bankruptcy Code, (e) any amounts necessary to cure defaults under assumed leases pursuant to ss. 363(b)(1)(A), of the Bankruptcy Code and (f) all fees or charges assessed against the estates of the Debtors under section 1930, title 28, United States Code; provided, however, that an Exempt Tax shall not be an Administrative Claim. Costs and expenses incurred by the Debtors after the Effective Date shall be paid in the ordinary course.

     Administrative Operating Expense Claim means all Administrative Expense Claims other than Administrative Claims of Professionals and fees and charges assessed under 28 U.S.C. ss. 1930.

     Allowed, when used as an adjective preceding the words "Claim" or "Interest," means any Claim against or Interest in the Debtors: (a) proof or application for allowance of which was (i) Filed on or before the date designated by the Bankruptcy Court as the last date for Filing a Proof of Claim against or Proof of Interest in the Debtors, (ii) later Filed with Bankruptcy Court leave after notice and a hearing, or (iii) if no Proof of Claim or Proof of Interest or application for allowance was Filed, which Claim or Interest has been or hereafter is listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent; and (b) which (i) is due and payable and as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or the Bankruptcy Court or (ii) as to which any objection has been determined by Final Order of the Bankruptcy Court to the extent such objection has been resolved in favor of the Holder of such Claim or Interest.

     Area Developer Agreements means an agreement between MBC and a third party providing for, among other things, the grant of an exclusive territory to the non-debtor party to develop MBC franchises.

     Assets means all property of the Estate of the Debtors.

     Avoiding Power Causes of Action means rights and remedies accruing to the Debtors pursuant to 11 U.S.C. ss.ss. 544(b), 547, 548, 549, 550, 553(b).

     Ballots means the ballots accompanying the Disclosure Statement and the Plan upon which impaired Creditors shall have indicated their acceptance or rejection of the Plan.

     Bankruptcy Code means the Bankruptcy Reform Act of 1978, as amended, and as codified in title 11 of the United States Code.

     Bankruptcy Court means the United States Bankruptcy Court for the District of New Jersey or any court having competent jurisdiction to hear appeals or certiorari proceedings therefrom, or any successor thereto that may be established by act of Congress or otherwise, and that has competent jurisdiction over the Case.

     Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Case.

     Bar Date is the last date for filing Claims as fixed by the Court.

     Business Day means any day except Saturday, Sunday or a "legal holiday," as such term is defined in Bankruptcy Rule 9006(a).

     Case means the above-captioned cases under Chapter 11 of the Bankruptcy Code in which MBC and I & J are the Debtors.

     Causes of Action means all legal and equitable claims, demands, or causes of action held by the Debtors against any entity, other than Avoiding Power Causes of Action.

     Cash means cash and cash equivalents held by the Debtors.

     Claim shall mean a "claim" within the meaning of section 101(5) of the Bankruptcy Code.

     Class means a class of Claims or Interests as classified in the Plan.

     Closing means the meeting of the parties at which the papers, instruments and documents required to be executed and delivered pursuant to the Acquisition Agreement shall be exchanged.

     Collateral means any property of the Estate that secures an Allowed Secured Claim.

     Committee means the official committee of general unsecured Creditors which was appointed in the MBC Case pursuant to section 1102 of the Bankruptcy Code.

     Confirmation Date means the date the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

     Confirmation Hearing means the hearing before the Bankruptcy Court to consider confirmation of the Plan.

     Confirmation Order means an order of the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

     Consideration means the funds, Note, NWC Stock and other things of value to be paid or provided by NWC under the Acquisition Agreement.

     Creditor means any Entity that has a Claim against the Debtor that arose on or before the Petition Date or a Claim against the Estate of any kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

     Debtors means MBC in Case No. 97-53360, and I & J in Case No. 97-55054.

     Disbursing Agent means the Debtors.

     Disclosure Statement means the written disclosure statement and its appendices, as they may be amended, supplemented or further modified from time to time, filed by Proponents, with respect to the Plan.

     Disputed Claim means a Claim which is not an Allowed Claim.

     Effective Date means a Business Day determined by the Proponents and upon which (a) no stay of the Confirmation Order is in effect and (b) the conditions to the Effective Date set forth in section 7.02 of the Plan have been satisfied or waived.

     Entity means an "entity" within the meaning of section 101(15) of the Bankruptcy Code.

     Estate means the estate created upon the commencement of each Case as to each Debtor by section 541 of the Bankruptcy Code.

     Exempt Tax means any stamp, recording or similar tax or charge (including any penalties, interest or additions thereto) within the meaning of section 1146(c) of the Bankruptcy Code which may be imposed by the laws of any state upon the transactions contemplated under, or necessary for the success of, the Plan, including without limitation, any mortgage recording, securities transfer, deed transfer, documentary transfer or gains taxes.

     File, Filed, Filing or Files shall mean file, filed, filing or files, respectively, with the Bankruptcy Court in the Case.

     Final Order means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction, as entered on the docket of such court, that has not been reversed or stayed, and as to which: (a) the time to appeal or petition for certiorari has expired and no timely-filed appeal or petition for certiorari is pending, or (b) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

     First Union means First Union National Bank.

     First Union Cause of Action means all rights and claims of the Debtors against First Union.

     Franchisee Lenders means Atlantic Financial Services, Inc. and STI Credit Corporation.

     Franchise Agreement means any agreement between MBC and a third party for among other things, the development and operation of an MBC franchise; provided, however, that such term shall not include Area Developer Agreements or Master Franchise Agreements.

     General Unsecured Claim means any Claim against the Debtors which arose or which is deemed by the Bankruptcy Code to have arisen prior to the Petition Date, and which is not a Claim or an interest in any other Class.

     Holder means any entity holding a Claim or Interest, and includes the beneficial Holder of such Claim or Interest.

     Interest means any and all rights arising out of the ownership of Old Common Stock, including all Claims against the Debtor resulting from the rescission of a purchase or sale of Old Common Stock, for damages arising from the purchase or sale of Common Stock or for reimbursement or contribution allowed under section 502 on account of such a claim, and all rights arising out of contracts, options or warrants to purchase or sell Old Common Stock.

     Local Rules means the Local Bankruptcy Rules of the District of New Jersey, as applicable to the Case.

     Master Franchise Agreement means an agreement between MBC and a third party providing, among other things, for sub-franchising of the Debtors trademarks, tradenames, and other intellectual property by the non-debtor party to such contract.

     NWC Stock means not less than 750,000 shares of the NWC Common Stock having a value of not less than $2,250,000, determined in accordance with the Acquisition Agreement, constituting part of the Consideration.

     New Common Stock shall mean the new common stock of the Debtors issued pursuant to the Plan.

     Note means NWC's interest bearing promissory note in the amount of $5.5 million to be issued to the Unsecured Creditor Trust pursuant to the Acquisition Agreement.

     Old Common Stock shall mean the common stock of MBC and I & J issued and outstanding prior to the Petition Date, and includes any options or warrants with the right to acquire Old Common Stock.

     Petition Date means November 19, 1997, the date of Filing of the voluntary petition for relief commencing the MBC Case, and December 31, 1997, the date of filing of the voluntary petition for relief commencing the I & J Case.

     Plan means this Plan of Reorganization proposed by the Debtors. Any appendices to the Plan are incorporated into and made a part hereof as if fully set forth herein.

     Priority Claim means any Claim to the extent entitled to priority in payment under sections 507(a)(2)-(7) or (9) of the Bankruptcy Code.

     Priority Tax Claim means any Claim to the extent entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

     Professionals means Entities whose Administrative Claims must be Allowed by Final Order of the Bankruptcy Court under section 330 of the Bankruptcy Code prior to payment.

     Proof of Claim or Proof of Interest means a Filed Proof of Claim or Proof of Interest.

     Reclamation Claim means a valid claim based upon a statutory or common law right of a seller of goods that has sold goods to the Debtor in the ordinary course of such seller's business to reclaim such goods.

     Record Date means the date on which Creditors entitled to vote on the Plan are determined by their record ownership of Claims, which date shall be the date of Filing of the Plan.

     Reorganized Debtor means the Debtors after the Confirmation Order has been entered.

     Schedules means the Schedules of Assets and Liabilities and Statements of Executory Contracts and Financial Affairs, Filed by the Debtors in accordance with the Bankruptcy Rules, which have been amended and may be further amended upon prior notice to NWC.

     Secured Claim means a Claim against the Debtors which is deemed by the Bankruptcy Code to have arisen prior to the Petition Date and which is (i) secured by a valid lien, security interest, or other encumbrance on Collateral, or (ii) subject to setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the Collateral, or to the extent of the amount subject to setoff, determined in accordance with section 506(a) of the Bankruptcy Code, as modified by section 1111(b) of the Bankruptcy Code.

     Subordinated Claims means Claims against any of the Debtors which are junior in priority to General Unsecured Claims by virtue of contract, applicable law, or Final Order of the Bankruptcy Court.

     Trustee means the entity which will serve as trustee of the Unsecured Creditor Trust.

     Unclaimed Distribution means, in respect of any Class of Claims, all Cash or other property deemed to be "Unclaimed Distributions" pursuant to the Plan.

     Unliquidated, Disputed or Contingent Claim means any Claim, the amount of which is undetermined or the liability for which is not proven or is contingent, or disputed, as reflected in either the Schedules or the Proof of Claim Filed by any Creditor.

     Unsecured Creditor Trust means the trust to be established on the Effective Date to receive the portion of the Consideration allocable to General Unsecured Claims.

     Document References. All references to documents shall include all addenda, exhibits and schedules attached thereto or referred to therein.

     Other Definitions. A term used and not defined herein, but that is defined in the Bankruptcy Code, shall have the meaning set forth therein. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The word "including" shall mean "including, without limitation." The singular shall include the plural and vice versa unless the context otherwise requires.

                                    ARTICLE 2

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS


     2.01 Administrative Expense Claims Except as set forth in section 2.03 below, Administrative Expense Claims (other than Claims for compensation and reimbursement of expenses of Professionals) will be paid in full, in Cash, on the Effective Date, or, if such Claim becomes Allowed after the Effective Date, within five (5) days after such Claim becomes Allowed. Any fees due and owing to the United States Trustee shall be paid in full on the Effective Date, or as soon thereafter as practicable. All requests by Professionals for final allowance of compensation and reimbursement of expenses accrued as of the Confirmation Date must be Filed with the Court within sixty (60) days of the Confirmation Date and will be paid within five (5) days after such Claims become Allowed. All other requests for payment of an Administrative Expense Claim must be Filed on or before the date of the Confirmation Hearing or will be forever barred. The estimated amount of unpaid fees and expenses of Professionals as of the Confirmation Hearing will be deposited in a segregated account upon Confirmation of the Plan, and will be used to pay Allowed Claims of
Professionals. Such escrowed funds shall be used solely to pay Allowed Administrative Claims of Professionals and any excess after making all such payments shall revest in the reorganized Debtor.

     2.02 Bar Date for Administrative Expense Claims

     (a) In General. Unless otherwise ordered by the Bankruptcy Court, and other than Administrative Expense Claims of Professionals, requests for payment of Administrative Expense Claims must be Filed and served on the Debtors no later than thirty (30) days after the Effective Date. Any Entity that is required to File and serve a request for payment of an Administrative Expense Claim and that fails to timely File and serve such request, shall be forever barred, estopped and enjoined from asserting such Claim against the Debtors, the Estate of the Debtors or their respective property.

     (b) Professionals. Professionals or other Entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Confirmation Date shall File an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date. Objections to applications of professionals or other Entities for compensation or reimbursement of expenses must be Filed no later than ninety (90) days after the Effective Date. Counsel for the Debtors as of the Effective Date shall be deemed relieved from any obligation or duty to represent or advise the Debtors as of the first business day after the Effective Date.

     2.03 Ordinary Course Liabilities. Holders of Administrative Operating Expense Claims shall not be required to File any request for payment of such Claims. All Administrative Operating Expense Claims which are not due and payable by their terms as of

Confirmation Date shall be assumed by the Reorganized Debtor, and paid in accordance with their terms, subject to all applicable offsets and defenses which the Debtors may hold to payment of such Claims.

     2.04 Priority Tax Claims At the option of the Debtors, each holder of an Allowed Priority Tax Claim shall be paid the full amount of such Allowed Priority Tax Claim, (i) in Cash, on the later of (a) the Effective Date (or as soon thereafter as is practicable), or (b) the first Business Day after such Claim becomes an Allowed Claim (or as soon thereafter as is practicable); or
(ii) in equal quarterly installments of principal and interest at the applicable legal rate over a period not to exceed six (6) years from the date of assessment of such Tax Claim. In the event the Debtors elect to pay any Allowed Priority Tax Claim in accordance with ss.2.04 (ii) of this Plan, the Holder of such Claim shall be enjoined and restrained from seeking to collect such claim from any responsible person other than the Debtors, so long as the Debtors are not in default on such payments.

                                    ARTICLE 3

                     CLASSIFICATION OF CLAIMS AND INTERESTS

     3.01 Class 1 - Priority Claims Class 1 consists of all Allowed Priority Claims against any Debtor. Class 1 is not impaired.

     3.02 Class 2 - Secured Claims of First Union Class 2 consists of all Allowed Secured Claims of First Union. Class 2 is impaired.

     3.03 Class 3 - Other Secured Claims Class 3 consists of all Allowed Secured Claims other than First Union. Class 3 may be unimpaired depending upon the treatment option selected by the Proponents.

     3.04 Class 4 - Reclamation Claims Class 4 consists of all Allowed Reclamation Claims. Class 4 is impaired.

     3.05 Class 5 - General Unsecured Claims Against MBC and I & J Class 5, which is impaired, consists of all Allowed General Unsecured Claims against MBC and I & J.

     3.06 Class 6 - Disputed General Unsecured Claims of Franchisee Lenders Class 6 consists of all Disputed General Unsecured Claims of Franchisee Lenders. Class 6 is impaired.

     3.07 Class 7 - Subordinated Claims Against MBC and I & J Class 7 consists of all Allowed Subordinated Claims against MBC and I & J. Class 7 is impaired.

     3.08 Class 8 - Old Common Stock and Interests and Claims Relating Thereto Class 8 consists of all Old Common Stock Interests in the Debtors. Class 8 is impaired.

     3.09 Classification Rules A Claim is in a particular Class only to the extent that the Claim qualifies within the description of Claims of that Class, and such Claim is in a different Class to the extent that the remainder of the Claim qualifies within the description of the different Class. Pursuant to section 1123(a)(4) of the Bankruptcy Code, all Allowed Claims of a particular Class shall receive the same treatment unless the Holder of a particular Allowed Claim agrees to a less favorable treatment for such Allowed Claim. For purposes of the Plan, and pursuant to section 510(a) of the Bankruptcy Code, the Plan shall give effect to subordination agreements which are enforceable under applicable nonbankruptcy law, except to the extent the beneficiary or beneficiaries thereof agree to less favorable treatment. The Plan shall also give effect to the subordination rules of sections 510(b) and (c) of the Bankruptcy Code. The inclusion of a Creditor by name in any Class is for purposes of general description only, and includes all Entities claiming as beneficial interest holders, assignees, heirs, devisees, transferees or successors in interest of any kind of the Creditor named.

     3.10 Inter-Company Claims. Claims by any Debtor against any other Debtor shall be cancelled and extinguished.

                                    ARTICLE 4

                       TREATMENT OF CLASSES UNDER THE PLAN

     4.01 Class 1 - Priority Claims Each holder of an Allowed Priority Claim shall be paid the Allowed amount of such Claim, including all applicable interest and other charges to which the Holder of such Allowed Priority Claim may be entitled under applicable law or contract, to the extent permitted under the applicable provision of section 507(a), in Cash, on the later of: (a) the Effective Date (or as soon thereafter as is practicable) and (b) the first Business Day after such Claim becomes an Allowed Claim (or as soon thereafter as is practicable).

     4.02 Class 2 - Secured Claims of First Union The Allowed Secured Claims of First Union shall be treated as follows:

     (a) The Allowed Amount of such claims shall be paid in full, in Cash on or before the Effective Date, and all documents, instruments, liens, security interests and mortgages evidencing and securing such claims shall be deemed cancelled, discharged, defeased and terminated.

     (b) As of the Effective Date First Union shall hold no further Claims against or Interests in the Debtors, and all of the documents and instruments evidencing, giving rise to, or securing any of First Union's Claims shall be either cancelled and terminated.

     4.03 Class 3 - Other Secured Claims Holders of Allowed Secured Claims, other than First Union, at the option of the Proponents, shall either (i) be paid in full in Cash the Allowed Amount of such Secured Claim in full satisfaction and discharge of such Creditor's lien, (ii) receive deferred Cash payments totalling the Allowed amount of such Claim of a value as of the Effective Date at least equal to the value of such Creditor's interest in the Debtor's property securing such Claim, and shall retain the lien securing such Claim and all rights under any instrument evidencing such Claim until paid as provided herein,
(iii) will receive, pursuant to abandonment by the Debtor, possession of and the right to foreclose its lien on the collateral securing such Claim, or (iv) will be treated in accordance with an agreement between the Proponents and the Holder of such Claim. In the event the treatment provided in subparagraphs (i) or (iii) above results in payment to such Creditor of less than the Allowed amount of its Claim, it shall be entitled to assert a General Unsecured Claim against its obligor for any deficiency.

     4.04 Reclamation Claims Holders of Allowed Reclamation Claims shall be paid in full, in Cash, on the Effective Date.

     4.05 Class 5 - General Unsecured Claims Against MBC and I &J Holders of Allowed General Unsecured Claims shall share pari passu and pro rata in the corpus of the Unsecured Creditor Trust.

     4.06 Class 6 - Disputed General Unsecured Claims of Franchisee Lenders Holders of Disputed General Unsecured Claims in Class 6 shall receive the treatment set forth on Schedule 4.06 of this Plan, with respect to the Disputed portion of their Claims.

     4.07 Class 7 - Subordinated Claims Against MBC and I & J Holders of Allowed Claims in this Class shall receive no distribution in respect of their Claims, unless all Classes of Creditors of the Debtor having priority over Claims in this Class have been paid in full. Once prior Classes have been paid in full, members of this Class shall share pari passu and pro rata in all remaining property in the Unsecured Creditors Trust until their Claims have been paid in full.

     4.08 Class 8 - Old Common Stock and Interests Holders of Old Common Stock and Interests in the Debtors shall receive no distribution under the Plan unless all prior Classes of Creditors have been paid the full Allowed Amount of the Claims in such Classes. Once prior Classes have been paid in full, members of this Class shall share pari passu and pro rata in all remaining property in The Unsecured Creditor Trust. The Old Common Stock shall be cancelled, extinguished and of no further force and effect as of the Effective Date, except to the extent it evidences the rights of a Holder to participate in distributions, if any, from the Unsecured Creditor Trust.

     4.09 Controversy Concerning Impairment In the event of a controversy as to whether any Creditor or Holder of an Interest or Class of Creditors or Class of Holders of Interests is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

                                    ARTICLE 5

                       ACCEPTANCE OR REJECTION OF THE PLAN

     5.01 Impaired Classes Entitled To Vote Classes 2 through 8 are impaired under the Plan. Each Holder of an Allowed Claim in Classes 2 through 7 shall be entitled to vote to accept or reject the Plan.

     5.02 Acceptance by an Impaired Class of Claims A Class of Creditors shall have accepted the Plan if Creditors holding at least two-thirds in the aggregate dollar amount and more than one-half in number of the Allowed Claims of such Class that have accepted or rejected the Plan vote to accept the Plan.

     5.03 Presumed Acceptance of Plan by Unimpaired Classes Class 1 is unimpaired under the Plan, and, therefore, is conclusively presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code and they do not have a right to vote on the Plan.

     5.04 Presumed Rejection Class 8 is presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

                                    ARTICLE 6

                      MEANS FOR implementation OF THE PLAN

     6.01 First Union's Allowed Secured Claim has been or will be paid from the proceeds of its collateral or, to the extent unpaid as of the Effective Date, from the Consideration.

     6.02 On the Effective Date, the Closing under the Acquisition Agreement will occur. The Acquisition Agreement will provide that on the Effective Date, NWC will acquire 100% of the New Common Stock of MBC, in exchange for the Consideration. On the Effective Date, MBC will pay $1,000 for all of the New Common Stock in I & J.

     6.03 On or before the Effective Date, the Unsecured Creditor Trust will be formed. The Trustee will be selected by the Committee. Reasonable expenses of the Trustee will be paid by the Reorganized Debtors.

     6.04 On the Effective Date, the portion of the consideration allocable to General Unsecured Creditors will be deposited in the Unsecured Creditor Trust.

     6.05. Fifty percent (50%) of any reduction, net of the associated costs, from $3,500,000 in First Union's Allowed Secured Claim, and fifty percent (50) of any recovery net of the associated costs of any recovery from prosecution of the First Union Cause of Action shall be paid by the reorganized Debtor to the Unsecured Creditor Trust, as and when received. Nothing contained herein shall obligate the Reorganized Debtor to prosecute The First Union Cause of Action.

                                    ARTICLE 7

                              CONDITIONS PRECEDENT

     7.01 Conditions Precedent to Confirmation Date. The occurrence of the Confirmation Date of the Plan is subject to satisfaction or waiver of each of the following conditions:

     (a) the Bankruptcy Court has entered the Confirmation Order in form and substance satisfactory to the Proponents;

     (b) the Debtors have been authorized to assume all leases and executory contracts which they may seek to assume;

     (c) the Debtors have received the consent of any third parties or governmental units whose consent is required for confirmation;

     (d) the estimated unpaid fees and expenses of Professionals have been deposited in a segregated account;

     (e) The Acquisition Agreement has not been terminated.

     7.02 Conditions to Effective Date The occurrence of the following shall be separate conditions to the Effective Date of the Plan:

     (a) the Confirmation Order has become a Final Order;

     (b) the NWC Guaranty has been delivered to the Franchisee Lenders.

     7.03 Waiver of Conditions The Proponents shall have the right to waive any of the foregoing conditions to Confirmation Date, or to the Effective Date, except for 7.01(a) and 7.02(b). Without limiting the foregoing, the Effective Date may occur notwithstanding the pendency of an appeal of the Confirmation Order or any order related thereto so long as there is no stay in effect. The Effective Date may occur before the expiration of time to take an appeal or to seek reconsideration of the Confirmation Order without the giving of any notice to any objecting party. In the event of any such appeal, the Proponents may seek the dismissal of such appeal as moot following the Effective Date of the Plan.

                                    ARTICLE 8

                          DISTRIBUTIONS UNDER THE PLAN

     8.01 Distributions All distributions under the Plan to Administrative Expense Claims, Priority Tax Claims, Priority Claims, and Classes 1, 2, 3, 4 and 6 shall be made by the

Disbursing Agent. All distributions under the Plan to Classes 5, 7, or 8 shall be made by the Trustee.

     8.02 Method of Payment Any Cash payment made by the Disbursing Agent pursuant to the Plan shall be in U.S. dollars, either by check drawn on a domestic bank or wire transfer therefrom.

     8.03 Timing of Payment Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be due on the next succeeding Business Day.

     8.04 Setoff Nothing contained herein shall be deemed to waive the Debtor's statutory or common law right of setoff.

     8.05 De Minimis Distributions The Disbursing Agent or Trustee shall not be required to distribute Cash to any Creditor if the amount of Cash to be distributed to such Creditor is less than $5.00.

     8.06 Unclaimed Distributions to Creditors

     (a) Non-Negotiated Checks If the Holder of an Allowed Claim fails to present for payment a check issued to such Holder pursuant to the Plan within ninety (90) days of the date such check was issued, or if any distributions returned to the Disbursing Agent or Trustee due to an incorrect or incomplete address for which the Debtors or Trustee have not received a correct address, then the amount of Cash attributable to such check or distribution shall be deemed to be Unclaimed Distributions in respect of such Holder's Class of Claims and the payee of such check or distribution shall be deemed to have no further Claim in respect of such check or distribution, and shall not be entitled to participate in any further distributions under the Plan.

     (b) Revesting of Unclaimed Distributions All Unclaimed Distributions shall revest in the Debtors, except that Unclaimed Distributions made to Classes 5, 7 or 8 shall revest in the Holders of Allowed Claims in those Classes as to which such Unclaimed Distributions relate.

     8.07 Treatment of Disputed Claims Disputed Claims shall be treated as follows under the Plan:

     (a) Objections to Claims Except as otherwise provided by the Bankruptcy Court or in the Plan, all objections to Claims shall be Filed and served on the Holders of such Claims on or before the later of (i) sixty (60) days after the Confirmation Date, (ii) sixty (60) days after a particular Proof of Claim is Filed, except that such Claim shall not be deemed an Allowed Claim until after the sixty (60) day period lapses, and (iii) such additional date as the Bankruptcy Court may fix upon application of the Debtor; provided, however, that no party in interest shall be required to File an objection to any Claim listed in the Schedules as disputed, contingent, unliquidated or undetermined and for which no Proof of Claim was Filed, which Claim shall be barred and disallowed in its entirety. The Trustee shall be deemed a party-in-interest for the purposes of Filing and prosecuting objections to Claims.

     (b) No Distributions Pending Allowance Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made to the Holder of a Disputed Claim or the Holder of a Claim who is the subject of a proceeding against it by the Debtor, unless and until such Disputed Claim becomes an Allowed Claim or such proceeding is resolved.

     (c) Distributions After Allowance Once a Disputed Claim becomes an Allowed Claim, distribution on account of such Claim shall be made in accordance with the provisions of the Plan governing the Class of Claims to which the respective Claim belongs.

     8.08 Estimation of Claims At any time prior to the Effective Date, or within sixty (60) days thereafter, the Debtor or Committee may seek the estimation of a Disputed Claim in accordance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules. The estimated amount of a Disputed Claim shall be fixed by Final Order, which shall be deemed the amount of such Claim for all purposes under the Plan.

                                    ARTICLE 9

                               EXECUTORY CONTRACTS

     9.01 Assumption or Rejection of Executory Contracts and Unexpired Leases

     (a) Executory Contracts Subject to Section 9.01(d), all executory contracts that exist between the Debtor and any Entity which have not been assumed or rejected prior to the Effective Date shall be deemed rejected as of the Effective Date, except for any executory contract that has been assumed pursuant to an order of the Bankruptcy Court entered at or prior to the Effective Date, or which is subject to a pending application to assume or extend time to assume. Nothing contained herein shall constitute a waiver of any claim, right or cause of action that the Debtor may hold against any party to any executory contract with the Debtor, including the insurer under any policy of insurance.

     (b) Options. Any options, warrants or other equity interests representing the right to acquire Old Common Stock shall be canceled as of the Effective Date. All Claims arising under such warrants or options shall be classified in Class 8.

     (c) Unexpired Leases. All unexpired leases that exist between the Debtor and any Entity, except for leases on non-residential real property entered into by MBC in connection with any Franchise Agreement, which have not been assumed or rejected prior to the Effective Date shall be deemed rejected as of the Effective Date, except for any unexpired lease that has been assumed pursuant to an order of the Bankruptcy Court entered at or prior to the Effective Date, or which is subject to a pending application to assume or extend time to assume. Existing and unexpired leases on non-residential real property entered into by the Debtor which relate to any property occupied by the non-debtor party to any Franchise

Agreement, shall on the Effective Date be assumed by the Debtor and assigned to the non-debtor party to the Franchise Agreement which is in possession of such property, provided, however, that if the Debtors are unable to obtain authorization to assign such a lease, they will assume it. Nothing contained herein shall constitute a waiver of any claim, right or cause of action that the Debtor may hold against any lessor.

     (d) Franchise Agreements. All Franchise Agreements in force and effect as of the Effective Date shall be assumed by MBC as of the Effective Date. NWC shall guarantee the Reorganized Debtor's performance of all assumed Franchise Agreements after the Effective Date.

     (e) Approval of Assumption Rejection or Assumption and Assignment of Leases and Contracts Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the assumption rejection, or assumption and assignment of the executory contracts and unexpired leases to be assumed, rejected or assumed and assigned pursuant to the Plan. Notice of the hearing on Confirmation of this Plan shall constitute notice to any non-debtor party to an executory contract or unexpired lease, which is to be assumed or rejected under this Plan, of the Debtors' intent to assume, reject or assume and assign such contract or lease.

     (f) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan Any and all Proofs of Claim arising out of the rejection of an executory contract or unexpired lease pursuant to this Article 9 must be Filed within thirty (30) days after the Effective Date. Any Holder of a Claim arising out of the rejection of an executory contract or unexpired lease who fails to File a Proof of Claim within such time shall be forever barred, estopped and enjoined from asserting such Claim against the Debtor or the Estate. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan. Nothing contained herein shall extend the time for Filing a Proof of Claim for rejection of any contract or lease rejected prior to the Confirmation Date.

                                   ARTICLE 10

                        EFFECTS OF PLAN UPON CONFIRMATION

     10.01 Revesting of Assets Except as otherwise set forth herein, subject to the provisions of and for the purposes of distributions in accordance with the Plan, all property of the Estates, including all Causes of Action, shall revest in the Reorganized Debtors on the Confirmation Date. Such revested property shall be free and clear of all liens, claims, encumbrances and interests, except as otherwise provided in the Plan.

     10.02 Avoiding Power Causes of Action. On the Effective Date, all Avoiding Power Causes of Action shall be vested in the Trustee, and the net proceeds of such actions, if any, shall be deposited in the Unsecured Creditor Trust. The Trustee shall be deemed the representative of the estates for purposes of prosecuting all Avoiding Power Causes of Action.

     10.03 Discharge and Injunction. Pursuant to section 1141 of the Bankruptcy Code, all Claims against or Interests in the Debtors will be discharged and deemed satisfied upon entry of the Confirmation Order. As of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability against the Debtors affected by the Plan are enjoined from taking any actions to collect or recover in any manner on account of any such Claims, debts or liabilities from any or all of the Assets, except as otherwise provided in the Plan. In addition, all Creditors who accept the Plan are deemed to have released any Persons who are officers or directors of the Debtors and NWC, as of Confirmation Date, from any and all Claims, demands and causes of action arising at any time prior to the Effective Date.

     10.04 Retention of Jurisdiction The Bankruptcy Court shall retain and have jurisdiction over the Case for the following purposes:

     (a) to adjudicate all controversies concerning the classification or allowance of any Claims or Interests;

     (b) to liquidate any Claims which are disputed, contingent or unliquidated;

     (c) to determine any and all objections to the allowance of Claims or Interests, or counterclaims to any Claim;

     (d) to determine any and all applications for allowance of compensation and reimbursement of expenses and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

     (e) to determine any applications pending on the Effective Date for the rejection or assumption of executory contracts or unexpired leases or for the assumption and assignment, as the case may be, of executory contracts or unexpired leases to which the Debtor is a party or with respect to which it may be liable, and to hear and determine, and if need be to liquidate, any and all Claims arising therefrom;

     (f) to adjudicate any actions brought by the Debtor or the Trustee for any Causes of Action or Avoiding Power Causes of Action, at any time prior to expiration of the relevant statute of limitations;

     (g) to determine any and all applications, adversary proceedings and contested or litigated matters that may be pending on the last date for objections to Claims including, but not limited to, those adversary proceedings and contested or litigated matters in which one or more of the Bagel Brothers entities are parties;

     (h) to consider any modifications of the Plan, remedy any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order, to the extent authorized by the Bankruptcy Court;

     (i) to determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan;

     (j) to consider and act on the compromise and settlement of any Claim or cause of action by or against the Estate;

     (k) to issue orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code; and

     (l) to determine such other matters as may be set forth in the Confirmation Order or which may arise in connection with the Plan or the Confirmation Order.

     (m) to determine any pending applications by the Bagel Brothers debtors to reject their Franchise Agreements.

     10.05 Preservation of Subordination Rights The classification and treatment of all Claims and Interests under the Plan does not adversely affect any contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, that a Holder of a Claim or Interest or the Debtor may have against other Claim Holders with respect to any distribution made pursuant to the Plan.

     10.06 Effectuating Documents; Further Transactions; Timing The Debtors are authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. All transactions that are required to occur on the Effective Date under the terms of the Plan shall be deemed to have occurred simultaneously.

     10.07 Ratification of Actions Taken Entry of the Confirmation Order shall ratify all transactions effected by the Debtors from and including the Filing of the Case through the Confirmation Date. Entry of the Confirmation Order shall constitute a finding that the transactions set forth in the Acquisition Agreement are fair and reasonable, that NWC is a good faith purchaser under ss. 363(m) of the Bankruptcy Code and is entitled to the protections thereunder, and that the Consideration is adequate in all respects. After entry of the Confirmation Order, all Creditors and Interest Holders shall be enjoined and restrained from commencing or continuing any action or proceeding arising out of or related to the consummation of the transactions contemplated by the Plan and the Acquisition Agreement.

     10.08 Modification of the Plan The Proponents reserve the right, in accordance with the Bankruptcy Code, and the Acquisition Agreement, to amend or modify the Plan and related documents in any manner prior to the entry of the Confirmation Order. After entry of the

Confirmation Order, the Proponents may, upon order of the Bankruptcy Court, amend or modify the Plan and related documents in accordance with, and to the extent permitted by, Section 1127(b) of the Bankruptcy Code, and remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. Every amendment or modification of the Plan shall supersede and render null and void all prior versions of the Plan.

                                   ARTICLE 11

                          MANAGEMENT AFTER CONFIRMATION

     11.01 General Upon the Effective Date, the management, control and operation of the Debtor shall become the responsibility of NWC in accordance with the Acquisition Agreement.

     11.02 Board of Directors The board of directors of the Debtor after the Effective Date shall be identified at the Confirmation Hearing.

     11.03 Officers The officers of the Debtor after the Effective Date shall be identified at the Confirmation Hearing.

     11.04 No Corporate Action Required As of the Effective Date, the distribution of Cash, the adoption, execution, delivery and implementation of all contracts, leases, documents, instruments, and other agreements related to or contemplated by the Plan, and the other matters provided for, under or in furtherance of the Plan involving action to be taken by or required of the Debtors shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without further order of the Bankruptcy Court or any requirement of further action by stockholders or directors of the Debtor. All documents or instruments which must be executed and delivered by the Debtors under this Plan shall be deemed appropriately executed if signed by either of the President, Chief Executive Officer, Executive Vice President, any Vice President, or Chairman of the Debtors.

     11.05 Powers and Duties of the Debtor Except for Avoiding Power Causes of Action, from and after the Confirmation Date, the Debtor shall have the powers and exercise the duties, as set forth in section 1123(b)(3) of the Bankruptcy Code, to retain, enforce, settle and prosecute all Causes of Action. The Trustee shall have the powers and exercise the duties to retain, enforce, settle and prosecute Avoiding Power Causes of Action.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

     12.01 Exemption from Transfer Taxes Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of securities or other property under the Plan; the creation, transfer, filing or recording of any mortgage, deed of trust, financing statement or other security interest; or the making, delivery, filing or recording of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, shall not be subject to any stamp tax, real estate tax, conveyance, filing or transfer fees, mortgage, recording or other similar tax or other government assessment. All recording officers and other entities whose duties include recordation of documents lodged for recording shall record, file and accept such documents delivered under the Plan without the imposition of any charge, fee, governmental assessment or tax.

     12.02 Exculpation Neither the Debtor, the Committee, nor NWC, nor any of their officers, directors, members, employees, advisors, consultants, attorneys, affiliates, or agents shall have or incur any liability to any Holder of a Claim or Interest or to NWC for any act or omission in connection with, or arising out of, the Chapter 11 case, the proposed confirmation or consummation of the Plan or the transactions contemplated by the Acquisition Agreement or the administration of the Case or Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Neither the Debtor, the Committee, nor NWC shall have any liability or responsibility for the assets in the Unsecured Creditor Trust.

     12.03 Permanent Injunction Except as otherwise set forth in the Plan, on and after the Effective Date all persons and entities that have held, hold or may hold (a) any Claim against or Interest in the Debtors or Debtors in Possession shall be permanently enjoined from and against (i) commencing or continuing in any manner any suit, action or other proceeding of any kind against the Debtors, the Debtors in Possession or the Estates with respect to any such Claim or Interest (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Debtors in Possession or the Estate, (iii) creating, perfecting or enforcing any lien or encumbrance of any kind against the Debtors, the Debtors in Possession or the Estate or against any of their properties or interests in property with respect to such Claim or Interest and (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or the Debtors in Possession or against any property or interest in property of the Debtors or Debtors in Possession with respect to any such Claim or Interest and (b) any Claim, right, action, Cause of Action against or Interest in the Debtors or Debtors in Possession or the Estates shall be permanently enjoined from and against commencing or continuing any suit, action or proceeding against, asserting or attempting to recover any Claim against or Interest in, or otherwise affecting the Debtors, the

Debtors in Possession or the Estate with respect to any matter that is the subject of the Plan or the Acquisition Agreement.

     12.04 Modifications The Plan may not be altered, amended or modified by the Proponents before or after the Confirmation Date, other than as provided in section 1127 of the Bankruptcy Code. The Plan as modified shall become the Plan for all purposes hereunder.

     12.05 Revocation or Withdrawal of the Plan The Proponents reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date. If the Proponents revoke or withdraw the Plan, then the Plan shall be deemed null and void.

     12.06 Binding Effect The Plan shall be binding upon, and shall inure to the benefit of, the Debtor, the Holders of all Claims and Interests and their respective successors and assigns. Confirmation of the Plan binds each of the Holders of Claims and Interests to the terms and conditions of the Plan, whether or not such Creditor or Interest Holder has accepted the Plan.

     12.07 Construction The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to construction of the Plan.

     12.08 Time In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein, the provisions of Bankruptcy Rule 9006 shall apply.

     12.09 Headings The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor are intended in any manner to affect any interpretation of the provisions of the Plan.

     12.10 Governing Law Except to the extent that the Bankruptcy Code or other federal law is applicable, the rights, duties and obligations of any Entity arising under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New Jersey, without regard to New Jersey choice of law provisions.

     12.11 Existence of Committee The Committee shall continue in existence until the Unsecured Creditor Trust has been liquidated, upon which the Committee shall disband. Prior to the Confirmation Date, the Committee shall identify the Trustee who shall enter into the Unsecured Creditor Trust Agreement.

     12.12 Benefit Programs As of the Confirmation Date, all programs or plans maintained by the Debtor for the benefit of present or former employees and dated on or before the Petition Date which have not been previously terminated shall be deemed to be terminated. Any Entity with a Claim arising from such termination shall be treated as a Holder of a General Unsecured Claim.

     12.13 Retiree Benefits Except as otherwise provided in the Plan, any obligations of the Debtor to any Entity for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtor prior to the Petition Date, if any, shall be continued.

     12.14 Payment of Statutory Fees No later than the Effective Date, the Debtors shall have paid all fees due to the United States Trustee through the Effective Date. Such fees which accrue after the Effective Date and until the Cases are closed shall be payable by the Reorganized Debtor.

     12.15 Cramdown At the Confirmation Hearing, the Proponents may seek Confirmation of this Plan notwithstanding the rejection of the Plan by any impaired Class of Creditors or Interest Holders.

     12.16 Execution of Plan Documents Upon application by the Debtor or Committee, the Court may issue an order directing any necessary party to execute, deliver, or to join in the execution or delivery of an instrument or document, and to perform any act necessary for the consummation of this Plan.

     12.17 Post Confirmation Fees and Expenses The Debtors shall be authorized to pay the fees and expenses of any professional retained by the Debtors accruing after the Confirmation Date in accordance with the terms of engagement of such professional, and without the need for a hearing or Bankruptcy Court order. The Reorganized Debtors shall pay the reasonable expenses of the Trustee.

     12.18 Closing of Cases Unless otherwise ordered by the Bankruptcy Court, the Cases shall be deemed closed six months after the Effective Date. Closing of the Cases shall not affect the pendency of any adversary proceeding or contested matter filed before the Cases are closed.

                                              MANHATTAN BAGEL COMPANY


                                              By:/s/ JAMES J. O'CONNOR
                                                 -------------------------------
                                                 Name:  James J. O'Connor
                                                 Title: Chief Financial Officer



                                              I & J BAGELS, INC.

                                              By:/s/ JAMES J. O'CONNOR
                                                 -------------------------------
                                                 Name:  James J. O'Connor
                                                 Title: Chief Financial Officer



                                              NEW WORLD COFFEE AND BAGELS INC.


                                              BY:/s/ R. RAMIN KAMFAR
                                                 -------------------------------
                                                 Name:  R. Ramin Kamfar
                                                 Title: CEO


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

                                  SCHEDULE 4.06

     Treatment of Class 6 - Disputed General Unsecured Claims of Franchisee Lenders


     NWC agrees to provide a limited guaranty to the Franchisee Lenders, Atlantic Financial Services, Inc. ("Atlantic") and STI Credit Corporation ("Sun Trust") for the payment of unpaid monies owing to Atlantic and Sun Trust by any franchisee who defaults in its obligations to Atlantic or Sun Trust subsequent to the Confirmation Date of this Plan of Reorganization, up to the total amount of $1,500,000. NWC's guaranty obligations shall be evidenced by the delivery of a written guaranty to Atlantic and Sun Trust in form reasonably satisfactory to them prior to the Effective Date of this Plan, and delivery of the guaranty shall be a condition to this Plan becoming effective.

     Until Sun Trust has been paid all of its franchisee loans in full, Atlantic will not be entitled to receive more than $800,000 under the NWC guaranty (the "Atlantic Maximum Amount"). In the event Sun Trust has been paid all of its franchisee loans and Sun Trust has obtained payment of less than $700,000 (the "Sun Trust Maximum Amount") under the NWC guaranty, the Atlantic Maximum Amount shall be increased to include the difference between the Sun Trust Maximum Amount and the amount paid to Sun Trust under the NWC guaranty. The Sun Trust Maximum Amount shall also have been increased after Atlantic has received payment of all franchisee loans.


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